Exhibit 10.5

Execution Version

FIRST AMENDING AGREEMENT made as of May 1, 2023

BETWEEN:	LeddarTech inc.
(as “Borrower”)
AND:	Fédération des Caisses Desjardins du Québec
(as “Lender”)

RECITALS

A.          The Lender has addressed an amended and restated financing offer dated April 5, 2023 to the Borrower which has been accepted by the Borrower (the “Financing Offer”).

B.          The Borrower and the Lender wish to amend the Financing Offer as follows to extend the maturity date of the Temporary Bridge Loan, to permit a bridge loan to be provided by Investissement Québec and to make other consequential changes.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.           Interpretation

1.1        Capitalized terms used herein and defined in the Financing Offer have the meanings assigned to them in the Financing Offer unless otherwise defined herein.

1.2        Other than as specifically provided herein, this Agreement shall not operate as a waiver of any right, power or privilege of the Lender and, except as amended hereby, all provisions of the Financing Offer will remain in full force and effect.

2.           Amendments to the Financing Offer

2.1        The term of the credit facilities offered under the Temporary Bridge Loan – Segment “E” is extended to May 31, 2023, and the references to “April 30, 2023” are hereby replaced with references to “May 31, 2023” in paragraphs 4.3.1 and 7.4.9(a) of the Financing Offer and in paragraph 1.16 of Appendix A to the Financing Offer. If the disbursement of the Tranche A of the SPAC Offering has not occurred on or before May 31, 2023 and that the IQ Bridge Loan has been entirely disbursed on or before May 31, 2023, the term of the credit facilities offered under the Temporary Bridge Loan – Segment “E” will be further extended to June 22, 2023, and the references to “May 31, 2023” will be replaced with references to “June 22, 2023” in paragraphs 4.3.1 and 7.4.9(a) of the Financing Offer and in paragraph 1.16 of Appendix A to the Financing Offer without the necessity of any other formalities.

2.2        Section 3.4.1 of the Financing Offer is deleted in its entirety and replaced as follows (additions underlined):

“Interest must be paid on a monthly basis, it being understood that the interest payment to be made for the month of April 2023 originally due on May 1, 2023 will be postponed to May 29, 2023 and with the interest payment dates for each subsequent month to be made on the fifth day of each month, except that if the disbursement of the Tranche A of the SPAC Offering has not occurred on or before May 31, 2023 and that the IQ Bridge Loan has been entirely disbursed on or before May 31, 2023, the interest payment to be made for the month of May 2023 originally due on June 7, 2023 will be postponed to the earlier of (I) the date on which a default occurs and is continuing pursuant to Article 5 of Appendix A to the Financing Offer, (ii) the disbursement of the Tranche A of the SPAC Offering and (iii) June 22, 2023.”

2.3        Section 6.1 of the Credit Agreement is amended to add a new paragraph after the first paragraph as follows and to replace the existing second paragraph by the following (changes underlined and struck-though):

New paragraph:

“The Borrower must pay to Desjardins an amendment fee of $150,000, which amendment fee is earned on the date hereof but shall be payable on the earlier of (I) the date on which a default occurs and is continuing pursuant to Article 5 of Appendix A to the Financing Offer, (ii) the disbursement of the Tranche A of the SPAC Offering and (iii) June 22, 2023. Such fee is not reimbursable whatever the circumstances. This fee is in addition to all other fees payable by the Borrower.”

Existing second paragraph:

“The Borrower must pay to Desjardins an upfront fee of 85 bps per annum for the period from the Effective Date (being April 6, 2023) to January 31, 2026 in connection with the Term Loan – Segment “D”, which upfront fee is due on the date hereof but payable on the earlier of (I) the date on which a default occurs and is continuing pursuant to Article 5 of Appendix A to the Financing Offer or (ii) the date of the disbursement of the Tranche A of the SPAC Offerin~~g, the Borrower must pay Desjardins an upfront fee of 85 bps per annum for the period from the Effective Date to January 31, 2026 in connection with the Term Loan – Segment “D”.~~ Such fee is not reimbursable whatever the circumstances. This fee is in addition to all other fees payable by the Borrower and is payable on the date of the disbursement of the Tranche A of the SPAC Offering.”

2.4        Section 7.3.1(a) (limitation on indebtedness) of the Financing Offer is deleted in its entirety and replaced as follows (changes underlined and struck-though):

“Incur any indebtedness other than (I) the IQ PRSI Loan to the extent subject to a subordination agreement in favor of Desjardins as provided under Section 8.1.2 (to the extent applicable), (ii) the SPAC Offering to the extent subject to subordination terms in favor of Desjardins as provided under Section 8.1.3 (to the extent applicable) ~~and~~, (iii) indebtedness arising from credit card agreements entered into between any of the Borrower or the Guarantors and Desjardins up to a maximum amount of $100,000 and (iv) a bridge loan in the principal amount of $5,000,000 made available by Investissement Québec (the “IQ Bridge Loan”) which may be disbursed in a maximum of three disbursements, with the first disbursement which must be in a minimum amount of $2,500,000 and with the balance of such IQ Bridge Loan which must be entirely disbursed on or before May 31, 2023, to the extent the IQ Bridge Loan is subject to an acknowledgment in favour of Desjardins as provided under Section 8.1.5 (to the extent applicable);”

2.5        New paragraphs (o) and (p) are added to Section 7.3.1 of the Financing Offer as follows and the word “or” at the end of Section 7.3.1(m) is deleted:

“(o) amend or otherwise modify the terms and conditions of the IQ Bridge Loan (other than to extend any maturity or mandatory repayment dates, postpone the date of any interest payment or agree to make non-cash payment in kind or through capitalization) without the prior written consent of Desjardins (including, for greater certainty, to shorten the maturity date which is as of the date hereof the earlier of (x) June 22, 2023, (y) the date of disbursement of Tranche A of the SPAC Offering or (z) the occurrence of an event of default under the IQ Bridge Loan); or

(p) make a payment on account of principal or interest under the IQ Bridge Loan (other than any non-cash payment of interest in-kind or through capitalization) so long as the Temporary Bridge Loan – Segment “E” has not been fully repaid;”

2.6        Section 7.8 (Special Waiver) of the Financing Offer is deleted in its entirety and replaced as follows (changes underlined and struck-though):

“Desjardins waives until the date of the disbursement of the Tranche A of the SPAC Offering the conditions precedent of Section 7.5.1b)viii), but only as it relates to (i) the amendment to the intercreditor agreement with Investissement Québec in relation to the IQ PRSI Loan described under Section 8.1.2 in order to ensure that no capital and interest payments under the IQ PRSI Loan may be made until full reimbursement of all the loans granted by Desjardins hereunder, and (ii) the subordination terms that must be delivered pursuant to Section 8.1.3. In addition, Desjardins waives the conditions precedent of Section 7.5.1b)viii), but only as it relates to the software escrow agreement that must be delivered by the Guarantor pursuant to Section 8.1.4 in respect of the software codes owned by the Guarantor, provided that, the Borrower and the Guarantor use their reasonable best efforts to obtain such escrow agreement on or before the earlier of the disbursement of the Tranche A of the SPAC Offering ~~or~~ and May 31, 2023~~, to the extent by then not obtained, as soon as reasonably practicable thereafter, and no later than 30 days after the disbursement of the Tranche A of the SPAC Offering In the event that the second tranche of the Temporary Bridge Loan – Segment “E” has not been requested prior to April 24, 2023, the documents to be delivered under Sections 7.7.1(a) to 7.7.1(f) will be required to be delivered on April 24, 2023.~~ The Borrower undertakes that those conditions will be satisfied within such timeframes.”

2.7        Article 8 of the Financing Offer is amended to add a new Section 8.1.5 as follows:

“8.1.5 The Borrower agrees to cause Investissement Québec to provide in favor of Desjardins an acknowledgment pursuant to which Investissement Québec will acknowledge that its security ranks after the Security, be subject to a standstill of no more than 90 days for the exercise of Investissement Québec’s recourses under the security provided to secure the IQ Bridge Loan and that no capital and interest payments (other than any non-cash payment of interest in-kind or through capitalization) may be made until full reimbursement of the Temporary Bridge Loan.”

2.8        Section 7.2(ii) of Appendix “A” of the Financing Offer is amended as follows (changes underlined and struck-though):

“ii) the interest is calculated daily on the basis of a 365 day year except for Advance in US Base Rate when the “federal funds effective rate” applies where rates are calculated on the basis of a 360 day year, and payable monthly in arrears on the fifth day ~~Business Day~~ of each month, and upon maturity.”

2.9        Appendix “E” of the Financing Offer is hereby replaced with Appendix “E” to this Agreement.

3.           Effectiveness and Conditions Precedent

This Agreement will become effective on the date that the Lender notifies the Lender that the following conditions precedent have been fulfilled:

3.1        an executed copy of this Agreement by all parties has been received by the Lender; and

3.2        all fees and expenses owing by the Borrower to the Lender and its legal counsel and the Desjardins’ Financial Advisor due on the date of this Agreement shall have been paid.

4.           Representations and Warranties

All of the representations and warranties contained in Article 2 of the Appendix A to the Financing Offer are true and correct on and as of the date hereof as though made on and as of the date hereof, except that, to the extent such representations and warranties relate to a specifically identified earlier date they shall be true and correct as of such earlier date.

5.           Default

No Default has occurred and is continuing on the date hereof, except as otherwise waived.

6.           Cost and Expenses

The Borrower agrees to pay on demand all reasonable costs and expenses of the Lender in connection with the preparation, execution, delivery and implementation and administration of this Agreement including the reasonable fees and expenses of counsel for the Lender.

7.           Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together constitute one and the same instrument. A party may execute this Agreement by signing any counterpart. Delivery by any party or other signatory of an executed counterpart of this Agreement by facsimile or electronic mail or in PDF format, or using any electronic signature, shall be equally effective as delivery of an original executed counterpart of this Agreement.

8.           Governing Law

This Agreement is governed by and construed in accordance with laws of the Province of Quebec and the laws of Canada applicable therein.

[Signature pages follow]

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the date and year first above written.

Fédération des Caisses Desjardins du Québec, as Lender
Per:
Name: Jocelyn larouche
Title: Senior Manager, National Accounts
Per:
Name: Alexandre Chapdelaine
Title: Vice-president, National Accounts
LeddarTech Inc., as Borrower
Per:

[First Amendment – LeddarTech Inc.]

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the date and year first above written.

Fédération des Caisses Desjardins du Québec, as Lender
Per:
Per:

LeddarTech Inc., as Borrower
Per:

[First Amendment – LeddarTech Inc.]